Exhibit 3.2

Adopted February 1, 2018

REDWOOD MERGER SUB II, INC.

(the “Corporation”)

BY-LAWS

OFFICES

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware or such other place as may be determined by the board of directors. The Corporation may also have offices at such other places, both within and outside the State of Delaware, as may from time to time be designated by the board of directors.

BOOKS

The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the board of directors.

STOCKHOLDERS

Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at the principal business office of the Corporation or at such other place or places either within or outside the State of Delaware as may be designated by the board of directors and stated in the notice of the meeting, on such day and at such time as shall be determined by the board of directors.

Written notice of the place designated for the annual meeting of the stockholders of the Corporation shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than 10 and not more than 60 days prior to such meeting, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as described above may be dispensed with. If mailed, such notice shall be directed to each stockholder at such stockholder’s address as the same appears on the stock ledger of the Corporation, unless such stockholder shall have filed with the secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Special Meetings. Special meetings of the stockholders of the Corporation shall be held whenever called, in the manner required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the board of directors, or by the president, or by the holders of a majority of the outstanding shares of capital stock of the Corporation the holders of which are entitled to vote on matters that are to be voted on at such meeting. Any such special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or outside the State of Delaware, as may be specified in the notice thereof. Business transacted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

Except as otherwise expressly required by the laws of the State of Delaware, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted at the meeting, shall be delivered personally or mailed to each stockholder entitled to vote at the meeting not less than 10 and not more than 60 days prior to such meeting, but at any special meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, such notice shall be directed to each stockholder at such stockholder’s address as the same appears on the stock ledger of the Corporation unless such stockholder shall have filed with the secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

List of Stockholders. The officer of the Corporation who shall have charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Quorum. At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware, the certificate of incorporation or these by-laws, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, shall have power to adjourn the meeting, without notice other than by announcement at the meeting, from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Organization. The chief executive officer or president, or in the chief executive officer’s or president’s absence any vice-president, shall call to order meetings of the stockholders and shall act as chairman of such meetings. The board of directors or the stockholders may appoint any stockholder or any director or officer of the Corporation to act as chairman of any meeting in the absence of the chief executive officer, the president and all of the vice-presidents.

The secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary the presiding officer may appoint any other person to act as secretary of any meeting.

Voting. Except as otherwise provided in the certificate of incorporation or these by-laws, each stockholder of record of the Corporation shall, at every meeting of the stockholders of the Corporation, be entitled to one vote for each share of stock standing in such stockholder’s name on the books of the Corporation on any matter on which such stockholder is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney, and filed with the secretary before being voted on, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.

The vote on all elections of directors and on any other questions before the meeting need not be by ballot, except upon demand of any stockholder.

When a quorum is present at any meeting of the stockholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of Delaware or the certificate of incorporation, a different vote is required, in which case such provision shall govern and control the decision of such question.

Consent. Except as otherwise provided by the certificate of incorporation, whenever the vote of the stockholders is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the certificate of incorporation, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

Judges. At every meeting of the stockholders of the Corporation at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided, by two judges. Said judges shall be appointed by the board of directors before the meeting or, if no such appointment shall have been made, by the presiding officer of the meeting. If, for any reason, any of the judges previously appointed fails to attend or refuses or is unable to serve, judges in place of any of them shall be appointed in like manner.

DIRECTORS

Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the board of directors. The board of directors shall consist of one or more directors. The number of directors may be fixed from time to time by vote of the stockholders or of the board of directors, at any regular or special meeting, subject to the provisions of the certificate of incorporation. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders of the Corporation, except as provided in section 4.3 of this article, to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

In addition to the powers that these by-laws expressly confer upon them, the board may exercise all such powers of the Corporation as are not, by the laws of the State of Delaware, the certificate of incorporation or these by-laws required to be exercised or done by the stockholders.

Chair of the Board. The directors may elect one of their members to be chair of the board of directors. The chair shall be subject to the control of, and may be removed by, the board of directors. The chair shall perform such duties as may from time to time be assigned by the board of directors.

Vacancies and Newly Created Directorships. Except as hereinafter provided, any vacancy in the office of a director occurring for any reason other than the removal of a director pursuant to section 4.4 of this article, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office or by a sole remaining director. In the event that any vacancy in the office of a director occurs as a result of the removal of a director pursuant to section 4.4 of this article, or if vacancies occur contemporaneously in the offices of all of the directors, such vacancy or vacancies shall be filled by the stockholders of the Corporation at a meeting of stockholders called for the purpose. Directors so chosen or elected shall hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Removals. At any meeting of stockholders of the Corporation called for the purpose, the holders of a majority of the shares of capital stock of the Corporation entitled to vote at such meeting may remove from office, with or without cause, any or all of the directors.

Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place, either within or outside the State of Delaware, as shall from time to time be determined by resolution of the board.

Special Meetings. Special meetings of the board of directors may be called by the president or any two directors on notice given to each director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or outside the State of Delaware, as shall be specified in the notices thereof.

Annual Meetings. The first meeting of each newly elected board of directors shall be held on the same day as, and as soon as practicable after, each annual election of directors, at the same place at which regular meetings of the board of directors are held. Alternatively, such meeting may be held at any other time or place as may be provided by resolution of the board and which shall be specified in a notice given to the directors using the procedure set forth in section 4.8 below.

Notice. Notice of any meeting of the board of directors requiring notice shall be given to each director by mailing the same, addressed to the director at such director’s residence or usual place of business, at least 48 hours before the time fixed for the meeting, or shall be sent to such director at such place by facsimile, courier, telegraph or e-mail, or shall be delivered personally or by telephone, at least 12 hours before the time fixed for the meeting. At any meeting at which every director shall be present or at which all directors not present shall waive notice in writing, any and all business may be transacted even though no notice shall have been given.

Quorum. At all meetings of the board of directors, the presence of the following number of directors shall constitute a quorum for the transaction of business: if there are one or two directors, the presence of all of the directors; and if there are three directors or more, the presence of at least a majority of the directors. Except as may be otherwise specifically provided by the laws of the State of Delaware, the certificate of incorporation or these by-laws, the affirmative vote of a majority of the directors present at the time of such vote shall be the act of the board of directors if a quorum is present. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Compensation of directors. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided that this provision shall not be construed as precluding any director from serving the Corporation in any other capacity and receiving compensation therefore.

Resignations. Any director of the Corporation may resign at any time by giving written notice to the board of directors or to the president or secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

OFFICERS

Number, Election and Term of Office. The board of directors may appoint such officers of the corporation as it deems appropriate, including a secretary, a treasurer, a chief executive officer, a chief financial officer, one or more vice-presidents, assistant secretaries and/or assistant treasurers.    The officers of the Corporation shall be elected by the board of directors at its first meeting held after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person. The board of directors may from time to time appoint such other officers and agents as the board considers to be advisable and may fix their duties and terms of office.

Chief Executive Officer. The chief executive officer (if any) shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board are carried into effect. The chief executive officer may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. The chief executive officer may sign, with the treasurer or an assistant treasurer, or with the secretary or an assistant secretary, certificates of stock of the Corporation. The chief executive officer shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the board of directors. In addition to the powers and duties expressly conferred upon the chief executive officer by these by-laws, the chief executive officer shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to the chief executive officer by the board of directors.

President. The president shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board are carried into effect. The president shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware. The president shall preside at all meetings of the board of directors and at all meetings of the stockholders. The president shall cause to be called regular and special meetings of the stockholders and of the board of directors in accordance with these by-laws. The president may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. The president may sign, with the treasurer or an assistant treasurer, or with the secretary or an assistant secretary, certificates of stock of the Corporation. The president shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the board of directors. In the event the Corporation does not have a secretary in office, the president shall have the powers and duties of the secretary as set forth in section 5.6 below and in the event the Corporation does not have a treasurer in office, the president shall have the powers and duties of the treasurer as set forth in section 5.8 below. In addition to the powers and duties expressly conferred upon the president by these by-laws, the president shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to the president by the board of directors.

The Chief Financial Officer. The CFO (if any) will be the chief financial officer of the Corporation and shall have such powers and perform all duties incident to the office of CFO, and shall have such other powers and perform such other duties as the board of directors assigns.

Vice-Presidents. The vice-presidents (if any) shall perform such duties as the president or the board of directors shall require. Any vice-president shall, during the absence or incapacity of the president, assume and perform the president’s duties.

Secretary. The secretary (if any) may sign all certificates of stock of the Corporation. The secretary shall record all of the proceedings of the meetings of the board of directors and of the stockholders of the Corporation in books to be kept for that purpose. The secretary shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the board of directors, and when so affixed the secretary may attest the same by the secretary’s signature. The secretary shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each; and the secretary shall keep such stock and transfer books open daily during business hours for the inspection of every stockholder and for transfers of stock. The secretary shall notify the directors and stockholders of their respective meetings as required by law or these by-laws, and shall perform such other duties as may be required by law or these by-laws, or which may be assigned to the secretary from time to time by the board of directors.

Assistant Secretaries. The assistant secretary (if any) shall, during the absence or incapacity of the secretary, assume and perform all functions and duties that the secretary might lawfully do if present and not under any incapacity.

Treasurer. The treasurer (if any) shall have charge of the funds and securities of the Corporation. The treasurer may sign all certificates of stock. The treasurer shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board, and shall render to the president or the directors, whenever they may require it, an account of all of the treasurer’s transactions as treasurer and an account of the business and financial position of the Corporation.

Assistant Treasurers. The assistant treasurer (if any) shall, during the absence or incapacity of the treasurer, assume and perform all functions and duties that the treasurer might lawfully do if present and not under any incapacity.

Treasurer’s Bond. The treasurer and assistant treasurer (if any) shall, if required so to do by the board of directors, each give a bond (which shall be renewed every six years) in such sum and with such surety or sureties as the board of directors may require.

Transfer of Duties. The board of directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer or person(s), notwithstanding the provisions of these by-laws, except as otherwise provided by the laws of the State of Delaware.

Vacancies. If the office of president, vice-president, secretary or treasurer, or any other officer or agent becomes vacant for any reason, the board of directors may choose a successor to hold office for the unexpired term.

Removals. At any meeting of the board of directors called for such purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the board of directors.

Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the board of directors.

Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the board of directors or to the president or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

CONTRACTS, CHECKS AND NOTES

Contracts, etc. Unless the board of directors shall otherwise specifically direct, all deeds, transfers, assignments, agreements, contracts, obligations and other instruments in writing requiring execution by the Corporation may be executed in the name of the Corporation by any one or more directors or officers of the Corporation.

Checks and Notes. Without limiting section 6.2 of this article, all checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation may be signed by any one or more directors or officers of the Corporation or as may otherwise be designated by the board of directors.

STOCK

Uncertificated and Certificated Stock. Shares of stock of the Corporation may, but need not be, evidenced by a certificate. If evidenced by a certificate, shares of the stock of the Corporation shall be in such form, not inconsistent with the certificate of incorporation, as shall be prepared or approved by the board of directors. No holder of stock in the Corporation shall be entitled to have a certificate, but if a share is evidenced by a certificate, it shall be signed by, or in the name of the Corporation by, the chief executive officer, the president or a vice-president, and/or by the treasurer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares owned by the stockholder and the date of issue; and no certificate shall be valid unless so signed. All issuances of shares of stock of the Corporation, whether evidenced by a certificate or uncertificated, shall be entered in the books of the Corporation as they are issued.

Where a certificate is countersigned (l) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

All certificates issued shall be consecutively numbered and any certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.

Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or of proper evidence of succession, assignment or authority to transfer uncertificated shares, the Corporation shall issue a new certificate for shares or new uncertificated shares to the person entitled thereto, cancel the old certificate, if applicable, and record the transaction in its books.

REGISTERED STOCKHOLDERS

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

LOST CERTIFICATES

Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the board of directors may require, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the board of directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

FIXING OF RECORD DATE

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

DIVIDENDS

Subject to the relevant provisions of the certificate of incorporation, dividends upon the capital stock of the Corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the certificate of incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

WAIVER OF NOTICE

Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or these by-laws, a waiver of notice in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent thereto.

AMENDMENTS

Subject to the provisions of the certificate of incorporation, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or the board of directors, at any regular meeting of the stockholders or the board of directors, or at any special meeting of the stockholders or the board of directors, if notice of such alteration, amendment or repeal of the by-laws or of adoption of new by-laws is contained in the notice of the meeting.